Exhibit 24(a)

KEYCORP

POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints James L. Waters and Andrea R. McCarthy, and each of them, as his or her true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead one or more Registration Statements on Form S-3 of KeyCorp, and any and all amendments and post-effective amendments thereto, in connection with the registration under the Securities Act of 1933, as amended, of debt and equity securities of KeyCorp and to file the same, with all exhibits and other related documents, with the Securities and Exchange Commission, and with full power and authority to take such other actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Registration Statements, amendments and post-effective amendments thereto, and exhibits and other related documents.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of June 5, 2026.

/s/ Christopher M. Gorman Christopher M. Gorman Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	/s/ Clark H.I. Khayat Clark H.I. Khayat Chief Financial Officer (Principal Financial Officer)

/s/ Stacy L. Gilbert Stacy L. Gilbert Chief Accounting Officer (Principal Accounting Officer)	/s/ Jacqueline L. Allard Jacqueline L. Allard, Director

/s/ Alexander M. Cutler Alexander M. Cutler, Director	/s/ H. James Dallas H. James Dallas, Director

/s/ Antonio DeSpirito Antonio DeSpirito, Director	/s/ Elizabeth R. Gile Elizabeth R. Gile, Director

/s/ Robin N. Hayes Robin N. Hayes, Director	/s/ Christopher L. Henson Christopher L. Henson, Director

/s/ Richard J. Hipple Richard J. Hipple, Director	/s/ Somesh Khanna Somesh Khanna, Director

/s/ Devina A. Rankin Devina A. Rankin, Director	/s/ Barbara R. Snyder Barbara R. Snyder, Director

/s/ Richard J. Tobin Richard J. Tobin, Director	/s/ Todd J. Vasos Todd J. Vasos, Director